Exhibit (h)(xii)

First Amendment to the ISDA Master Agreement between the Trust and Marex Securities Products Inc., dated May 13, 2026

Filed herewith.

FIRST AMENDMENT TO ISDA AGREEMENT THIS FIRST AMENDMENT TO ISDA AGREEMENT (this “Amendment”) is made and entered into this 8th day of May 2026 by and between Marex Securities Products Inc. (“Party A”) and each of the series of Corgi ETF Trust I listed in Appendix I of the Schedule to the Agreement (as defined below), as such Appendix I may be amended or supplemented from time to time (severally and not jointly, each, a “Party B”), acting by and through Corgi Strategies, LLC (not individually, but solely in its capacity as investment adviser and agent for each Party B, the “Investment Adviser”).

WHEREAS, Party A and Party B have entered into that certain 2002 ISDA Agreement, dated as of November 14, 2025 (the “2002 Agreement”), which 2002 Agreement includes the Schedule to the 2002 Agreement (the “Schedule”), the Credit Support Annex to the Schedule (the “Credit Support Annex”, and together with the 2002 Agreement and the Schedule, as each may be amended from time to time, the “Agreement”; all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement); and

WHEREAS, Party A and Party B desire to amend and restate Appendix I of the Schedule to include certain additional series of Corgi ETF Trust I as Party B to the Agreement;

NOW, THEREFORE, in consideration of the foregoing premises, each of which are hereby incorporated into the terms hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Party A and Party B hereby agree as follows:

1. AMENDMENTS.

(a) Each of the series below-named is hereby added as a Party B to the Agreement in the appropriate chronological order (as defined by reference to the column with header “Agreement Date”):

Corgi All World 2x Daily ETF Corgi Brazil 2x Daily ETF Corgi China 2x Daily ETF Corgi Chinese Internet 2x Daily ETF Corgi Emerging Markets 2x Daily ETF Corgi Europe Equities 2x Daily ETF Corgi Ex-U.S. Equities 2x Daily ETF Corgi Gold 2x Daily ETF Corgi India 2x Daily ETF Corgi U.S. Large-Cap 2x Daily ETF Corgi U.S. Mega-Cap Growth 2x Daily ETF Corgi U.S. Mid-Cap 2x Daily ETF Corgi Platinum 2x Daily ETF Corgi Silver 2x Daily ETF Corgi U.S. Small-Cap 2x Daily ETF Corgi South Korea 2x Daily ETF Corgi Taiwan 2x Daily ETF Corgi Total U.S. Market 2x Daily ETF Corgi U.S. Biotech 2x Daily ETF Corgi U.S. Consumer Discretionary 2x Daily ETF

Corgi U.S. Consumer Staples 2x Daily ETF Corgi U.S. Energy 2x Daily ETF Corgi U.S. Financials 2x Daily ETF Corgi U.S. Growth 2x Daily ETF Corgi U.S. Healthcare 2x Daily ETF Corgi U.S. Industrials 2x Daily ETF Corgi U.S. Infrastructure 2x Daily ETF Corgi U.S. Materials 2x Daily ETF Corgi U.S. Micro-Cap 2x Daily ETF Corgi U.S. Real Estate 2x Daily ETF Corgi U.S. Regional Banks 2x Daily ETF Corgi U.S. Semiconductors 2x Daily ETF Corgi U.S. Technology 2x Daily ETF Corgi U.S. Utilities 2x Daily ETF Corgi Copper 2x Daily ETF Corgi All Commodities 2x Daily ETF Corgi Oil 2x Daily ETF Corgi Natural Gas 2x Daily ETF Corgi Uranium 2x Daily ETF Corgi Palladium 2x Daily ETF Corgi AGIX 2x Daily ETF Corgi Aerospace & Commercial Aviation 2x Daily ETF Corgi AI Cybersecurity 2x Daily ETF Corgi Battery Energy Storage Systems 2x Daily ETF Corgi Bay Area Based 2x Daily ETF Corgi Beauty, Skincare & Aesthetics 2x Daily ETF Corgi Coffee & Energy Drinks 2x Daily ETF Corgi Crypto Infrastructure 2x Daily ETF Corgi Data & Surveillance 2x Daily ETF Corgi Genomics & Precision Medicine 2x Daily ETF Corgi High Voltage Grid Equipment 2x Daily ETF Corgi Lifestyle Brands 2x Daily ETF Corgi Longevity Consumer 2x Daily ETF Corgi Natural Gas Power & Turbines 2x Daily ETF Corgi NYC Based 2x Daily ETF Corgi Ports, Rail & Freight 2x Daily ETF Corgi Quantum Computing 2x Daily ETF Corgi Robots & Humanoids 2x Daily ETF Corgi Shipping & Global Logistics 2x Daily ETF Corgi Sports Betting & Gambling 2x Daily ETF Corgi Travel & Leisure 2x Daily ETF Corgi U.S. War Machine 2x Daily ETF Corgi Buy Now Pay Later 2x Daily ETF Corgi Space & Satellite Communications 2x Daily ETF Corgi Mag 7 2x Daily ETF Corgi IP Licensing & Royalties 2x Daily ETF Corgi Drones & Urban Air Mobility 2x Daily ETF Corgi Lithography & Semiconductor Photonics 2x Daily ETF Corgi Digital Banking & Fintech Infrastructure 2x Daily ETF

(b) Appendix I of the Schedule to the Agreement accordingly is hereby amended and restated in its entirety with the Appendix I attached hereto as Exhibit A to this Amendment. 2. MISCELLANEOUS.

(a) Agreement Survival. Except as expressly amended herein, all provisions of the Agreement remain in full force and effect, and all references to the Agreement in the Agreement or in any related document for all purposes shall constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein) or of any indebtedness thereby evidenced.

(b) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c) Counterparts. This Amendment may be executed electronically and delivered in any number of counterparts, each of which will be deemed an original, and all of which taken together shall constitute one and the same instrument.

(d) Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of nor to be taken into consideration in interpreting this Amendment.

(e) Governing Law. This Amendment and any and all controversies arising out of or in relation to this Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine). Signature page follows.

IN WITNESS WHEREOF, Party A and Party B have caused this First Amendment to ISDA Agreement to be executed by their respective duly authorized signatories as of the day and year first above written.

MAREX SECURITIES PRODUCTS INC., as Party A EACH OF THE SERIES OF CORGI ETF

TRUST I LISTED IN APPENDIX I OF THE

SCHEDULE TO THE AGREEMENT, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, SEVERALLY BUT NOT JOINTLY, as Party B

By: Corgi ETF Trust I

By: /s/ Michael Rosen

By: /s/ Michael Rosen

Name: Michael Rosen

Name: Emily Yuan

Title: Authorized Signatory

Title: Trustee

By: /s/ Jennifer Kaiser

Name: Jennifer Kaiser

Title: Authorized Signatory

Exhibit A

Trust Series Agreement Date 1. Corgi ETF Trust I Founder-Led 2x Daily ETF November 14, 2025 2. Corgi ETF Trust I Corgi All World 2x Daily ETF May 8, 2026 3. Corgi ETF Trust I Corgi Brazil 2x Daily ETF May 8, 2026 4. Corgi ETF Trust I Corgi China 2x Daily ETF May 8, 2026 5. Corgi ETF Trust I Corgi Chinese Internet 2x Daily ETF May 8, 2026 6. Corgi ETF Trust I Corgi Emerging Markets 2x Daily ETF May 8, 2026 7. Corgi ETF Trust I Corgi Europe Equities 2x Daily ETF May 8, 2026 8. Corgi ETF Trust I Corgi Ex-U.S. Equities 2x Daily ETF May 8, 2026 9. Corgi ETF Trust I Corgi Gold 2x Daily ETF May 8, 2026 10. Corgi ETF Trust I Corgi India 2x Daily ETF May 8, 2026 11. Corgi ETF Trust I Corgi U.S. Large-Cap 2x Daily ETF May 8, 2026 12. Corgi ETF Trust I Corgi U.S. Mega-Cap Growth 2x Daily ETF May 8, 2026 13. Corgi ETF Trust I Corgi U.S. Mid-Cap 2x Daily ETF May 8, 2026 14. Corgi ETF Trust I Corgi Platinum 2x Daily ETF May 8, 2026 15. Corgi ETF Trust I Corgi Silver 2x Daily ETF May 8, 2026 16. Corgi ETF Trust I Corgi U.S. Small-Cap 2x Daily ETF May 8, 2026 17. Corgi ETF Trust I Corgi South Korea 2x Daily ETF May 8, 2026 18. Corgi ETF Trust I Corgi Taiwan 2x Daily ETF May 8, 2026 19. Corgi ETF Trust I Corgi Total U.S. Market 2x Daily ETF May 8, 2026 20. Corgi ETF Trust I Corgi U.S. Biotech 2x Daily ETF May 8, 2026 21. Corgi ETF Trust I Corgi U.S. Consumer Discretionary 2x Daily ETF May 8, 2026 22. Corgi ETF Trust I Corgi U.S. Consumer Staples 2x Daily ETF May 8, 2026 23. Corgi ETF Trust I Corgi U.S. Energy 2x Daily ETF May 8, 2026 24. Corgi ETF Trust I Corgi U.S. Financials 2x Daily ETF May 8, 2026 25. Corgi ETF Trust I Corgi U.S. Growth 2x Daily ETF May 8, 2026 26. Corgi ETF Trust I Corgi U.S. Healthcare 2x Daily ETF May 8, 2026 27. Corgi ETF Trust I Corgi U.S. Industrials 2x Daily ETF May 8, 2026 28. Corgi ETF Trust I Corgi U.S. Infrastructure 2x Daily ETF May 8, 2026 29. Corgi ETF Trust I Corgi U.S. Materials 2x Daily ETF May 8, 2026

Exhibit A

30. Corgi ETF Trust I Corgi U.S. Micro-Cap 2x Daily ETF May 8, 2026 31. Corgi ETF Trust I Corgi U.S. Real Estate 2x Daily ETF May 8, 2026 32. Corgi ETF Trust I Corgi U.S. Regional Banks 2x Daily ETF May 8, 2026 33. Corgi ETF Trust I Corgi U.S. Semiconductors 2x Daily ETF May 8, 2026 34. Corgi ETF Trust I Corgi U.S. Technology 2x Daily ETF May 8, 2026 35. Corgi ETF Trust I Corgi U.S. Utilities 2x Daily ETF May 8, 2026 36. Corgi ETF Trust I Corgi Copper 2x Daily ETF May 8, 2026 37. Corgi ETF Trust I Corgi All Commodities 2x Daily ETF May 8, 2026 38. Corgi ETF Trust I Corgi Oil 2x Daily ETF May 8, 2026 39. Corgi ETF Trust I Corgi Natural Gas 2x Daily ETF May 8, 2026 40. Corgi ETF Trust I Corgi Uranium 2x Daily ETF May 8, 2026 41. Corgi ETF Trust I Corgi Palladium 2x Daily ETF May 8, 2026 42. Corgi ETF Trust I Corgi AGIX 2x Daily ETF May 8, 2026 43. Corgi ETF Trust I Corgi Aerospace & Commercial Aviation 2x Daily ETF May 8, 2026 44. Corgi ETF Trust I Corgi AI Cybersecurity 2x Daily ETF May 8, 2026 45. Corgi ETF Trust I Corgi Battery Energy Storage Systems 2x Daily ETF May 8, 2026 46. Corgi ETF Trust I Corgi Bay Area Based 2x Daily ETF May 8, 2026 47. Corgi ETF Trust I Corgi Beauty, Skincare & Aesthetics 2x Daily ETF May 8, 2026 48. Corgi ETF Trust I Corgi Coffee & Energy Drinks 2x Daily ETF May 8, 2026 49. Corgi ETF Trust I Corgi Crypto Infrastructure 2x Daily ETF May 8, 2026 50. Corgi ETF Trust I Corgi Data & Surveillance 2x Daily ETF May 8, 2026 51. Corgi ETF Trust I Corgi Genomics & Precision Medicine 2x Daily ETF May 8, 2026 52. Corgi ETF Trust I Corgi High Voltage Grid Equipment 2x Daily ETF May 8, 2026 53. Corgi ETF Trust I Corgi Lifestyle Brands 2x Daily ETF May 8, 2026 54. Corgi ETF Trust I Corgi Longevity Consumer 2x Daily ETF May 8, 2026 55. Corgi ETF Trust I Corgi Natural Gas Power & Turbines 2x Daily ETF May 8, 2026 56. Corgi ETF Trust I Corgi NYC Based 2x Daily ETF May 8, 2026 57. Corgi ETF Trust I Corgi Ports, Rail & Freight 2x Daily ETF May 8, 2026 58. Corgi ETF Trust I Corgi Quantum Computing 2x Daily ETF May 8, 2026 59. Corgi ETF Trust I Corgi Robots & Humanoids 2x Daily ETF May 8, 2026

Exhibit A

60. Corgi ETF Trust I Corgi Shipping & Global Logistics 2x Daily ETF May 8, 2026 61. Corgi ETF Trust I Corgi Sports Betting & Gambling 2x Daily ETF May 8, 2026 62. Corgi ETF Trust I Corgi Travel & Leisure 2x Daily ETF May 8, 2026 63. Corgi ETF Trust I Corgi U.S. War Machine 2x Daily ETF May 8, 2026 64. Corgi ETF Trust I Corgi Buy Now Pay Later 2x Daily ETF May 8, 2026 65. Corgi ETF Trust I Corgi Space & Satellite Communications 2x Daily ETF May 8, 2026 66. Corgi ETF Trust I Corgi Mag 7 2x Daily ETF May 8, 2026 67. Corgi ETF Trust I Corgi IP Licensing & Royalties 2x Daily ETF May 8, 2026 68. Corgi ETF Trust I Corgi Drones & Urban Air Mobility 2x Daily ETF May 8, 2026 69. Corgi ETF Trust I Corgi Lithography & Semiconductor Photonics 2x Daily ETF May 8, 2026 70. Corgi ETF Trust I Corgi Digital Banking & Fintech Infrastructure 2x Daily ETF May 8, 2026